Exhibit 16(a)

CERTIFICATE OF SECRETARY

     The undersigned Secretary for Goldman Sachs Variable Insurance Trust (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution by a unanimous consent of the Trustees dated August 19, 2003.

     RESOLVED, that the Trustees and Officers of the Trust who may be required to execute the Trust’s Registration Statement on Form N-14 and any amendments thereto be, and each hereby is, authorized to execute a power of attorney appointing Gary Black, James A. Fitzpatrick, Christopher Keller, James McNamara, John Perlowski, and Howard B. Surloff jointly and severally, their attorneys-in-fact, each with power of substitution, for said Trustees and Officers in any and all capacities to sign the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the Trustees and Officers hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or caused to be done by virtue hereof.

Dated: October 1, 2003

/s/ Howard B. Surloff

Howard B. Surloff, Secretary